FORM 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 19, 2003

(Date of earliest even reported)

HOUSEHOLD INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization	1-8198 (Commission File Number)	36-3121988 (I.R.S. Employee Identification No.)

2700 Sanders Road
Prospect Heights, Illinois 60070
(Address of principal executive officers)

Registrant's telephone number, including area code: 847- 564- 5000

Item 9. Regulation FD Dislcosure

Slide presentation made by Mr. David A. Schoenholz, President and Chief Operating Officer of Household International, Inc., a subsidiary of HSBC Holdings plc, to investors at the headquarters of HSBC Holdings plc in London, England on September 19, 2003, are included in this Form 8-K as Exhibit 99 and is being furnished in accordance with Regulation FD of the Securities and Exchange Commission.

The presentation includes information that constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and as such will involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Household, or its subsidiaries, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on information, which is available to Household on the date they are made, and therefore they express Household's current views and current assumptions that may change. For a list of important factors that could affect Household's actual results or could cause such results to vary materially from those expressed in the information furnished with this filing on Form 8-K, please see Household's Form 10-K for the year ended December 31, 2002 which was filed on March 26, 2003 with the Securities and Exchange Commission.

Item 7. Exhibits
No.	Description
99	Slide Presentation of David A. Schoenholz, President and Chief Operating Officer of Household International, Inc., a subsidiary of HSBC Holdings plc.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOUSEHOLD INTERNATIONAL, INC. (Registrant)

By: /s/ P. D. Schwartz
Patrick D. Schwartz Vice President and General Counsel Treasury and Corporate Law and Assistant Secretary
Dated: September 19, 2003

Exhibit Index
Exhibits
No.	Description
99	Slide Presentation of David A. Schoenholz, President and Chief Operating Officer of Household International, Inc., a subsidiary of HSBC Holdings plc.
A courtesy copy of the above referenced slide presentation is attached in a .pdf format.